UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

PROS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

(d)  New Directors

On July 23, 2007, the Board of Directors (the “Board”) of PROS Holdings, Inc. (the “Company”), appointed Messrs. Greg B. Petersen and Timothy V. Williams to the Board (collectively, the “New Directors”) as directors of the Company, with immediate effect to serve until the next annual meeting of stockholders of the Company or until their earlier resignation or removal.  Mr. Petersen was also appointed as a member of the Board’s Audit Committee and Compensation Committee, and Mr. Williams was appointed as a member of the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee.

The New Directors will be compensated as non-employee directors of the Company for their service as directors of the Company, including attendance at Board and committee meetings in accordance with the Company’s non-employee director compensation policy, which is set forth in the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on April 4, 2007.  Their compensation includes:

•                  $20,000 annual retainer;

•                  $12,500 annual retainer for each of the Chairpersons of the Board’s Audit Committee and Compensation Committee;

•                  $7,500 annual retainer to each member of the Board’s Audit Committee and Compensation Committee (excluding the Chairpersons of such Committees);

•                  $1,000 fee for each member’s in-person attendance of any physical meeting of the Board;

•                  $750 fee for each member’s in-person attendance of any physical meeting of the Board’s Audit Committee, Compensation Committee or Nominating and Governance Committee; provided that such a director is a member of the Committee;

•                  $500 fee for each member’s attendance of any meeting that is not in-person of the Board or the Board’s Audit Committee, Compensation Committee or Nominating and Governance Committee; provided that such a director is a member of the Committee;

•                  Reimbursement for reasonable out-of-pocket expenses incurred in connection with such director’s attendance of the Board and Committee meetings; and

•                  A grant of an option or other equity award for 30,000 shares of the Company’s common stock, which shall vest monthly in equal installments over the three years.  On June 27, 2007 the Board granted to each of Mr. Petersen and Mr. Williams a stock option to acquire 30,000 shares of the Company’s common stock at an exercise price of $11.00 per share for advisory services they were rendering to the Board.  These options are immediately exercisable and vest monthly in equal installments over the three year period following June 27, 2007.  As a result these earlier grants of stock options, Mr. Petersen and Mr. Williams will not be receiving an additional equity awards or stock options in connection with their appointment as members of the Board.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated July 27, 2007 (PROS Expand Board with Two New Independent Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: July 27, 2007

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President